Exhibit 99

INVESTOR CONTACT:	Donald J. MacLeod (716) 842-5138	FOR IMMEDIATE RELEASE: July 17, 2012

MEDIA CONTACT:	C. Michael Zabel (716) 842-5385

M&T BANK CORPORATION ANNOUNCES SECOND QUARTER PROFITS

BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the quarter ended June 30, 2012.

GAAP Results of Operations. Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) for the second quarter of 2012 were $1.71, up 14% from $1.50 in the initial 2012 quarter. GAAP-basis net income in the recent quarter totaled $233 million, 13% higher than $206 million in the first quarter of 2012. GAAP-basis net income for the second quarter of 2012 expressed as an annualized rate of return on average assets and average common shareholders’ equity was 1.17% and 10.12%, respectively, improved from 1.06% and 9.04%, respectively, in the immediately preceding quarter.

The recent quarter’s results as compared with the first quarter of 2012 reflect a 24% rise in mortgage banking revenues and solid increases in net interest income and trust income, as well as reduced costs for salaries and benefits. The higher mortgage banking revenues reflect significant improvements in both residential and commercial mortgage banking activities.

Reflecting on the recent quarter’s performance, René F. Jones, Executive Vice President and Chief Financial Officer, commented, “M&T continues to perform well for both our customers and our shareholders. During the second quarter we saw significant

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M&T BANK CORPORATION

growth in our revenues in the areas of net interest income, mortgage banking and trust services. Our credit experience, specifically net charge-offs as a percentage of loans, continued to favorably outpace the rest of the banking industry and the level of our nonaccrual loans declined $97 million or 9% from March 31. Furthermore, our operating expenses were once again well controlled as reflected in our efficiency ratio, which improved to 56.9% from 61.1%. We view this as a very solid quarter of performance.”

Diluted earnings per common share and GAAP-basis net income in the second quarter of 2011 were $2.42 and $322 million, respectively. The recent quarter’s results as compared with the second quarter of 2011 reflect increased net interest income, trust income and mortgage banking revenues. Earnings for last year’s second quarter were supplemented by realized gains from the sale of investment securities, which totaled $67 million after-tax effect, or $.54 of diluted earnings per common share, as M&T repositioned its balance sheet in conjunction with the May 16, 2011 acquisition of Wilmington Trust Corporation (“Wilmington Trust”). Also adding to earnings in the second quarter of 2011 was a net after-tax gain of $42 million, or $.33 of diluted earnings per common share, related to the Wilmington Trust acquisition. GAAP-basis net income in that quarter expressed as an annualized rate of return on average assets and average common shareholders’ equity was 1.78% and 14.94%, respectively.

Supplemental Reporting of Non-GAAP Results of Operations. M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable

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deferred tax amounts) and gains and expenses associated with merging acquired operations into M&T, since such items are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Reconciliations of GAAP to non-GAAP measures are provided in the financial tables included herein.

Diluted net operating earnings per common share, which exclude the impact of amortization of core deposit and other intangible assets and merger-related gains and expenses, but include the effect of securities gains and losses, were $1.82 in the recent quarter, compared with $2.16 and $1.59 in the second quarter of 2011 and the first quarter of 2012, respectively. Net operating income during the second quarter of 2012 was $247 million, compared with $289 million in the second quarter of 2011 and $218 million in the initial 2012 quarter. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity, net operating income in the recently completed quarter was 1.30% and 18.54%, respectively, compared with 1.69% and 24.24% in the year-earlier quarter and 1.18% and 16.79% in the first quarter of 2012.

Taxable-equivalent Net Interest Income. Taxable-equivalent net interest income totaled $655 million in the second quarter of 2012, up an annualized 18% from $627 million in the first quarter of 2012. That improvement was predominantly due to a $2.1 billion increase in average earning assets, including a $1.3 billion increase in average loans outstanding, and a 5 basis point (hundredths of one percent) widening of the net interest margin. The higher net interest margin reflects an additional $14 million of interest income which resulted from an improvement in estimated

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cash flows expected to be collected on acquired loans. Stabilizing economic conditions and better than expected repayments resulted in an approximate 1% increase in projected cash flows, which will be recognized as interest income over the remaining terms of the acquired loans. Taxable-equivalent net interest income in the recent quarter was up 10% from $593 million in the second quarter of 2011. That improvement resulted from a $7.1 billion increase in average earning assets.

Provision for Credit Losses/Asset Quality. The provision for credit losses was $60 million in the second quarter of 2012, compared with $63 million in the year-earlier quarter and $49 million in the first quarter of 2012. Net charge-offs of loans were $52 million during the recent quarter, compared with $59 million and $48 million in the second quarter of 2011 and the first quarter of 2012, respectively. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .34% and .43% in the second quarter of 2012 and 2011, respectively, and .32% in the first quarter of 2012.

Loans classified as nonaccrual declined to $968 million, or 1.54% of total loans outstanding at June 30, 2012, improved from $1.12 billion or 1.91% a year earlier and $1.07 billion or 1.75% at March 31, 2012.

Assets taken in foreclosure of defaulted loans were $116 million at June 30, 2012, improved from $159 million at June 30, 2011 and $140 million at March 31, 2012.

Allowance for Credit Losses. M&T regularly performs detailed analyses of individual borrowers and portfolios for purposes of assessing the adequacy of the allowance for credit losses.

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Reflecting those analyses, the allowance totaled $917 million at June 30, 2012, compared with $908 million and $909 million at June 30, 2011 and March 31, 2012, respectively. The allowance expressed as a percentage of outstanding loans was 1.46% at June 30, 2012, compared with 1.55% at June 30, 2011 and 1.49% at March 31, 2012.

Noninterest Income and Expense. Noninterest income totaled $392 million in the second quarter of 2012, compared with $502 million and $377 million in the second quarter of 2011 and the first quarter of 2012, respectively. Reflected in those amounts were net pre-tax losses on investment securities of $17 million and $11 million in the recent quarter and the first quarter of 2012, respectively, and net pre-tax gains from investment securities of $84 million in the second quarter of 2011. The net securities losses in the recent quarter and the initial 2012 quarter were predominantly due to other-than-temporary impairment charges related to certain of M&T’s holdings of privately issued collateralized mortgage obligations. The net securities gains in the second quarter of 2011 resulted from $111 million of gains realized on the sale of investment securities available for sale, predominantly residential mortgage-backed securities guaranteed by Fannie Mae and Freddie Mac, collateralized debt obligations and capital preferred securities, having an amortized cost of approximately $1.21 billion. Partially offsetting those securities gains were $27 million of other-than-temporary impairment charges related to certain of M&T’s holdings of privately issued collateralized mortgage obligations. In connection with the Wilmington Trust acquisition, M&T sold investment securities in last year’s second quarter in order to manage its balance sheet size and composition and the resultant capital ratios.

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M&T BANK CORPORATION

Excluding gains and losses from investment securities in all periods and the $65 million gain recorded in 2011’s second quarter related to the Wilmington Trust acquisition, noninterest income in the second quarter of 2012 aggregated $408 million, compared with $353 million in the year-earlier quarter and $388 million in the initial quarter of 2012. The recent quarter’s improvement in noninterest income as compared with the earlier quarters resulted predominantly from higher mortgage banking revenues and trust income.

Noninterest expense in the second quarter of 2012 totaled $627 million, compared with $577 million in the year-earlier quarter and $640 million in the first quarter of 2012. Included in such amounts are expenses considered to be nonoperating in nature consisting of amortization of core deposit and other intangible assets and merger-related expenses. Exclusive of those expenses, noninterest operating expenses were $604 million in the recent quarter, compared with $525 million in the second quarter of 2011 and $620 million in 2012’s initial quarter. The most significant factor for the higher level of operating expenses in the recent quarter as compared with the year-earlier quarter was the impact of the operations obtained in the Wilmington Trust acquisition. As compared with the first quarter of 2012, the recent quarter’s lower level of operating expenses was due, in large part, to a decline in salaries and employee benefits, including stock-based compensation.

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities and merger-related gains), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 56.9% in the second quarter of 2012, compared with 55.6% in the year-earlier period and 61.1% in the first quarter of 2012.

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M&T BANK CORPORATION

Balance Sheet. M&T had total assets of $80.8 billion at June 30, 2012, compared with $77.7 billion at June 30, 2011. Loans and leases, net of unearned discount, increased $4.3 billion or 7% to $62.9 billion at the recent quarter-end, from $58.5 billion a year earlier. Total deposits rose 6% to $62.5 billion at June 30, 2012 from $59.2 billion at June 30, 2011.

Total shareholders’ equity increased 4% to $9.6 billion at June 30, 2012 from $9.2 billion a year earlier, representing 11.92% and 11.89%, respectively, of total assets. Common shareholders’ equity was $8.8 billion, or $69.15 per share, at June 30, 2012, compared with $8.4 billion, or $66.71 per share, at June 30, 2011. Tangible equity per common share rose 8% to $40.52 at the recent quarter-end from $37.45 a year earlier. Common shareholders’ equity per share and tangible equity per common share were $67.64 and $38.89, respectively, at March 31, 2012. In the calculation of tangible equity per common share, common shareholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T’s tangible common equity to tangible assets ratio was 6.65% at June 30, 2012, up from 6.35% and 6.51% at June 30, 2011 and March 31, 2012, respectively. M&T’s estimated Tier 1 common ratio, a regulatory capital measure, was 7.15% at June 30, 2012, improved from 6.67% and 7.04% at June 30, 2011 and March 31, 2012, respectively.

Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss second quarter financial results today at 10:30 a.m. Eastern Time. Those wishing to participate in the call may dial (877)780-2276. International participants, using any applicable international calling codes, may dial (973)582-2700. Callers should reference M&T Bank Corporation or the conference ID# 99533519. The conference call will be webcast

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live through M&T’s website at http://ir.mandtbank.com/events.cfm. A replay of the call will be available until Thursday, July 19, 2012 by calling (800)585-8367, or (404)537-3406 for international participants, and by making reference to ID# 99533519. The event will also be archived and available by 7:00 p.m. today on M&T’s website at http://ir.mandtbank.com/events.cfm.

M&T is a financial holding company headquartered in Buffalo, New York. M&T’s principal banking subsidiary, M&T Bank, operates banking offices in New York, Pennsylvania, Maryland, Virginia, West Virginia, Delaware and the District of Columbia. Trust-related services are provided by M&T’s Wilmington Trust-affiliated companies and by M&T Bank.

Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues;

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legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively, including tax legislation; regulatory supervision and oversight, including monetary policy and capital requirements; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; increasing price and product/service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T’s initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

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M&T BANK CORPORATION

Financial Highlights

Amounts in thousands,	Three months ended June 30			Six months ended June 30
except per share	2012	2011	Change	2012	2011	Change

Performance

Net income	$233,380	322,358	-28%	$439,843	528,631	-17%
Net income available to common shareholders	214,716	297,179	-28%	402,958	487,308	-17%

Per common share:
Basic earnings	$1.71	2.43	-30%	$3.21	4.04	-21%
Diluted earnings	1.71	2.42	-29%	3.20	4.02	-20%
Cash dividends	$.70	.70	—	$1.40	1.40	—

Common shares outstanding:
Average - diluted (1)	125,897	122,796	3%	125,756	121,332	4%
Period end (2)	126,645	125,622	1%	126,645	125,622	1%

Return on (annualized):
Average total assets	1.17%	1.78%		1.12%	1.52%
Average common shareholders’ equity	10.12%	14.94%		9.58%	12.62%

Taxable-equivalent net interest income	$654,628	592,670	10%	$1,281,722	1,167,801	10%

Yield on average earning assets	4.25%	4.40%		4.24%	4.49%
Cost of interest-bearing liabilities	.76%	.89%		.78%	.90%
Net interest spread	3.49%	3.51%		3.46%	3.59%
Contribution of interest-free funds	.25%	.24%		.25%	.24%
Net interest margin	3.74%	3.75%		3.71%	3.83%

Net charge-offs to average total net loans (annualized)	.34%	.43%		.33%	.50%

Net operating results (3)

Net operating income	$247,433	289,487	-15%	$465,793	505,847	-8%
Diluted net operating earnings per common share	1.82	2.16	-16%	3.41	3.83	-11%
Return on (annualized):
Average tangible assets	1.30%	1.69%		1.24%	1.53%
Average tangible common equity	18.54%	24.24%		17.68%	22.30%
Efficiency ratio	56.86%	55.56%		58.92%	55.65%

	At June 30
Loan quality	2012	2011	Change

Nonaccrual loans	$968,328	1,117,584	-13%
Real estate and other foreclosed assets	115,580	158,873	-27%

Total nonperforming assets	$1,083,908	1,276,457	-15%

Accruing loans past due 90 days or more (4)	$274,598	239,527	15%

Government guaranteed loans included in totals above:
Nonaccrual loans	$48,712	42,337	15%
Accruing loans past due 90 days or more	255,495	205,644	24%

Renegotiated loans	$267,111	234,726	14%

Acquired accruing loans past due 90 days or more (5)	$162,487	228,304	-29%

Purchased impaired loans (6):
Outstanding customer balance	$1,037,458	1,473,237
Carrying amount	560,700	752,978

Nonaccrual loans to total net loans	1.54%	1.91%

Allowance for credit losses to total loans	1.46%	1.55%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not include purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Financial Highlights, Five Quarter Trend

	Three months ended
Amounts in thousands, except per share	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011

Performance

Net income	$233,380	206,463	147,740	183,108	322,358
Net income available to common shareholders	214,716	188,241	129,804	164,671	297,179

Per common share:
Basic earnings	$1.71	1.50	1.04	1.32	2.43
Diluted earnings	1.71	1.50	1.04	1.32	2.42
Cash dividends	$.70	.70	.70	.70	.70

Common shares outstanding:
Average - diluted (1)	125,897	125,616	124,736	124,860	122,796
Period end (2)	126,645	126,534	125,752	125,678	125,622

Return on (annualized):
Average total assets	1.17%	1.06%	.75%	.94%	1.78%
Average common shareholders' equity	10.12%	9.04%	6.12%	7.84%	14.94%

Taxable-equivalent net interest income	$654,628	627,094	624,566	623,265	592,670

Yield on average earning assets	4.25%	4.24%	4.17%	4.29%	4.40%
Cost of interest-bearing liabilities	.76%	.80%	.82%	.86%	.89%
Net interest spread	3.49%	3.44%	3.35%	3.43%	3.51%
Contribution of interest-free funds	.25%	.25%	.25%	.25%	.24%
Net interest margin	3.74%	3.69%	3.60%	3.68%	3.75%

Net charge-offs to average total net loans (annualized)	.34%	.32%	.50%	.39%	.43%

Net operating results (3)

Net operating income	$247,433	218,360	168,410	209,996	289,487
Diluted net operating earnings per common share	1.82	1.59	1.20	1.53	2.16
Return on (annualized):
Average tangible assets	1.30%	1.18%	.89%	1.14%	1.69%
Average tangible common equity	18.54%	16.79%	12.36%	16.07%	24.24%
Efficiency ratio	56.86%	61.09%	67.38%	61.79%	55.56%

Loan quality	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011

Nonaccrual loans	$968,328	1,065,229	1,097,581	1,113,788	1,117,584
Real estate and other foreclosed assets	115,580	140,297	156,592	149,868	158,873

Total nonperforming assets	$1,083,908	1,205,526	1,254,173	1,263,656	1,276,457

Accruing loans past due 90 days or more (4)	$274,598	273,081	287,876	239,970	239,527

Government guaranteed loans included in totals above:
Nonaccrual loans	$48,712	44,717	40,529	32,937	42,337
Accruing loans past due 90 days or more	255,495	252,622	252,503	210,407	205,644

Renegotiated loans	$267,111	213,024	214,379	223,233	234,726

Acquired accruing loans past due 90 days or more (5)	$162,487	165,163	163,738	211,958	228,304

Purchased impaired loans (6):
Outstanding customer balance	$1,037,458	1,158,829	1,267,762	1,393,777	1,473,237
Carrying amount	560,700	604,779	653,362	703,632	752,978

Nonaccrual loans to total net loans	1.54%	1.75%	1.83%	1.91%	1.91%

Allowance for credit losses to total loans	1.46%	1.49%	1.51%	1.56%	1.55%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related gains and expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.
(4)	Excludes acquired loans.
(5)	Acquired loans that were recorded at fair value at acquisition date. This category does not inlcude purchased impaired loans that are presented separately.
(6)	Accruing loans that were impaired at acquisition date and recorded at fair value.

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended June 30			Six months ended June 30
Dollars in thousands	2012	2011	Change	2012	2011	Change

Interest income	$737,386	688,253	7%	$1,451,481	1,355,736	7%
Interest expense	89,403	102,051	-12	183,109	200,730	-9

Net interest income	647,983	586,202	11	1,268,372	1,155,006	10

Provision for credit losses	60,000	63,000	-5	109,000	138,000	-21

Net interest income after provision for credit losses	587,983	523,202	12	1,159,372	1,017,006	14

Other income
Mortgage banking revenues	69,514	42,151	65	125,706	87,307	44
Service charges on deposit accounts	110,982	119,716	-7	219,871	229,447	-4
Trust income	122,275	75,592	62	239,228	104,913	128
Brokerage services income	16,172	14,926	8	30,073	29,222	3
Trading account and foreign exchange gains	6,238	6,798	-8	16,809	15,077	11
Gain (loss) on bank investment securities	(408)	110,744	—	(363)	150,097	—
Other-than-temporary impairment losses recognized in earnings	(16,173)	(26,530)	—	(27,659)	(42,571)	—
Equity in earnings of Bayview Lending Group LLC	(6,635)	(5,223)	—	(11,387)	(11,901)	—
Other revenues from operations	89,685	163,482	-45	176,095	254,485	-31

Total other income	391,650	501,656	-22	768,373	816,076	-6

Other expense
Salaries and employee benefits	323,686	300,178	8	669,784	566,268	18
Equipment and net occupancy	65,376	59,670	10	130,419	116,333	12
Printing, postage and supplies	11,368	9,723	17	23,240	18,925	23
Amortization of core deposit and other intangible assets	15,907	14,740	8	32,681	27,054	21
FDIC assessments	24,962	26,609	-6	53,911	45,703	18
Other costs of operations	186,093	165,975	12	357,052	302,183	18

Total other expense	627,392	576,895	9	1,267,087	1,076,466	18

Income before income taxes	352,241	447,963	-21	660,658	756,616	-13

Applicable income taxes	118,861	125,605	-5	220,815	227,985	-3

Net income	$233,380	322,358	-28%	$439,843	528,631	-17%

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M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
Dollars in thousands	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011

Interest income	$737,386	714,095	716,000	720,351	688,253
Interest expense	89,403	93,706	97,969	103,632	102,051

Net interest income	647,983	620,389	618,031	616,719	586,202

Provision for credit losses	60,000	49,000	74,000	58,000	63,000

Net interest income after provision for credit losses	587,983	571,389	544,031	558,719	523,202

Other income
Mortgage banking revenues	69,514	56,192	40,573	38,141	42,151
Service charges on deposit accounts	110,982	108,889	104,071	121,577	119,716
Trust income	122,275	116,953	113,820	113,652	75,592
Brokerage services income	16,172	13,901	13,341	13,907	14,926
Trading account and foreign exchange gains	6,238	10,571	7,971	4,176	6,798
Gain (loss) on bank investment securities	(408)	45	1	89	110,744
Other-than-temporary impairment losses recognized in earnings	(16,173)	(11,486)	(24,822)	(9,642)	(26,530)
Equity in earnings of Bayview Lending Group LLC	(6,635)	(4,752)	(5,419)	(6,911)	(5,223)
Other revenues from operations	89,685	86,410	148,918	93,393	163,482

Total other income	391,650	376,723	398,454	368,382	501,656

Other expense
Salaries and employee benefits	323,686	346,098	312,528	325,197	300,178
Equipment and net occupancy	65,376	65,043	65,080	68,101	59,670
Printing, postage and supplies	11,368	11,872	11,399	10,593	9,723
Amortization of core deposit and other intangible assets	15,907	16,774	17,162	17,401	14,740
FDIC assessments	24,962	28,949	27,826	26,701	26,609
Other costs of operations	186,093	170,959	305,588	214,026	165,975

Total other expense	627,392	639,695	739,583	662,019	576,895

Income before income taxes	352,241	308,417	202,902	265,082	447,963

Applicable income taxes	118,861	101,954	55,162	81,974	125,605

Net income	$233,380	206,463	147,740	183,108	322,358

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M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	June 30
Dollars in thousands	2012	2011	Change

ASSETS

Cash and due from banks	$1,421,831	1,297,335	10%

Interest-bearing deposits at banks	1,069,717	2,275,450	-53

Federal funds sold and agreements to resell securities	1,000	415,580	-100

Trading account assets	544,938	502,986	8

Investment securities	7,057,300	6,492,265	9

Loans and leases:
Commercial, financial, etc.	16,395,587	15,040,892	9
Real estate - commercial	24,898,707	24,263,726	3
Real estate - consumer	9,811,525	6,970,921	41
Consumer	11,745,453	12,265,690	-4

Total loans and leases, net of unearned discount	62,851,272	58,541,229	7
Less: allowance for credit losses	917,028	907,589	1

Net loans and leases	61,934,244	57,633,640	7

Goodwill	3,524,625	3,524,625	—

Core deposit and other intangible assets	143,713	210,957	-32

Other assets	5,110,210	5,374,316	-5

Total assets	$80,807,578	77,727,154	4%

LIABILITIES AND SHAREHOLDERS' EQUITY

Noninterest-bearing deposits	$22,854,794	18,598,828	23%

Interest-bearing deposits	39,327,849	40,078,834	-2

Deposits at Cayman Islands office	366,164	551,553	-34

Total deposits	62,548,807	59,229,215	6

Short-term borrowings	975,575	567,144	72

Accrued interest and other liabilities	1,965,421	1,557,685	26

Long-term borrowings	5,687,868	7,128,916	-20

Total liabilities	71,177,671	68,482,960	4

Shareholders' equity:
Preferred	868,433	860,901	1
Common (1)	8,761,474	8,383,293	5

Total shareholders' equity	9,629,907	9,244,194	4

Total liabilities and shareholders' equity	$80,807,578	77,727,154	4%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $277.8 million at June 30, 2012 and $228.8 million at June 30, 2011.

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15-15-15-15-15

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

Dollars in thousands	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011

ASSETS

Cash and due from banks	$1,421,831	1,344,092	1,449,547	1,349,057	1,297,335

Interest-bearing deposits at banks	1,069,717	1,282,040	154,960	2,226,779	2,275,450

Federal funds sold and agreements to resell securities	1,000	—	2,850	5,000	415,580

Trading account assets	544,938	517,620	561,834	605,557	502,986

Investment securities	7,057,300	7,195,296	7,673,154	7,173,797	6,492,265

Loans and leases:
Commercial, financial, etc.	16,395,587	15,938,672	15,734,436	15,218,502	15,040,892
Real estate - commercial	24,898,707	24,486,555	24,411,114	23,961,306	24,263,726
Real estate - consumer	9,811,525	8,696,594	7,923,165	7,065,451	6,970,921
Consumer	11,745,453	11,799,929	12,027,290	12,156,005	12,265,690

Total loans and leases, net of unearned discount	62,851,272	60,921,750	60,096,005	58,401,264	58,541,229
Less: allowance for credit losses	917,028	909,006	908,290	908,525	907,589

Net loans and leases	61,934,244	60,012,744	59,187,715	57,492,739	57,633,640

Goodwill	3,524,625	3,524,625	3,524,625	3,524,625	3,524,625

Core deposit and other intangible assets	143,713	159,619	176,394	193,556	210,957

Other assets	5,110,210	5,150,851	5,193,208	5,292,781	5,374,316

Total assets	$80,807,578	79,186,887	77,924,287	77,863,891	77,727,154

LIABILITIES AND SHAREHOLDERS' EQUITY

Noninterest-bearing deposits	$22,854,794	20,648,970	20,017,883	19,637,491	18,598,828

Interest-bearing deposits	39,327,849	39,868,782	39,020,839	39,330,027	40,078,834

Deposits at Cayman Islands office	366,164	395,191	355,927	514,871	551,553

Total deposits	62,548,807	60,912,943	59,394,649	59,482,389	59,229,215

Short-term borrowings	975,575	511,981	782,082	694,398	567,144

Accrued interest and other liabilities	1,965,421	1,856,749	1,790,121	1,563,121	1,557,685

Long-term borrowings	5,687,868	6,476,526	6,686,226	6,748,857	7,128,916

Total liabilities	71,177,671	69,758,199	68,653,078	68,488,765	68,482,960

Shareholders' equity:
Preferred	868,433	866,489	864,585	862,717	860,901
Common (1)	8,761,474	8,562,199	8,406,624	8,512,409	8,383,293

Total shareholders' equity	9,629,907	9,428,688	9,271,209	9,375,126	9,244,194

Total liabilities and shareholders' equity	$80,807,578	79,186,887	77,924,287	77,863,891	77,727,154

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $277.8 million at June 30, 2012, $331.3 million at March 31, 2012, $356.4 million at December 31, 2011, $192.5 million at September 30, 2011 and $228.8 million at June 30, 2011.

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16-16-16-16-16

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet

and Annualized Taxable-equivalent Rates

Dollars in millions	Three months ended						Change in balance June 30, 2012 from		Six months ended June 30
	June 30, 2012		June 30, 2011		March 31, 2012		June 30,	March 31,	2012		2011		Change in balance
	Balance	Rate	Balance	Rate	Balance	Rate	2011	2012	Balance	Rate	Balance	Rate
ASSETS

Interest-bearing deposits at banks	$1,247	.25%	804	.24%	301	.28%	55%	313%	$774	.25%	462	.22%	68%

Federal funds sold and agreements to resell securities	6	.56	622	.09	3	.50	-99	127	4	.54	320	.10	-99

Trading account assets	100	1.64	101	1.32	93	1.57	—	7	97	1.61	105	1.47	-8

Investment securities	7,271	3.47	6,394	4.03	7,507	3.54	14	-3	7,389	3.51	6,805	4.11	9

Loans and leases, net of unearned discount
Commercial, financial, etc.	16,104	3.72	14,623	3.89	15,732	3.71	10	2	15,918	3.72	14,101	3.91	13
Real estate - commercial	24,737	4.65	22,471	4.59	24,559	4.42	10	1	24,648	4.54	21,741	4.65	13
Real estate - consumer	9,216	4.43	6,559	5.00	8,286	4.60	41	11	8,751	4.51	6,308	5.03	39
Consumer	11,769	4.82	11,808	5.03	11,907	4.80	—	-1	11,838	4.81	11,576	5.08	2

Total loans and leases, net	61,826	4.42	55,461	4.55	60,484	4.35	11	2	61,155	4.39	53,726	4.61	14

Total earning assets	70,450	4.25	63,382	4.40	68,388	4.24	11	3	69,419	4.24	61,418	4.49	13

Goodwill	3,525		3,525		3,525		—	—	3,525		3,525		—

Core deposit and other intangible assets	151		165		168		-9	-10	159		142		12

Other assets	5,961		5,382		5,945		11	—	5,953		5,177		15

Total assets	$80,087		72,454		78,026		11%	3%	$79,056		70,262		13%

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-bearing deposits
NOW accounts	$841	.20	742	.15	827	.14	13%	2%	$834	.17	685	.14	22%
Savings deposits	33,286	.20	30,043	.28	32,410	.23	11	3	32,848	.22	28,863	.28	14
Time deposits	5,545	.90	6,657	1.16	5,960	.91	-17	-7	5,753	.90	6,181	1.25	-7
Deposits at Cayman Islands office	457	.20	820	.09	496	.17	-44	-8	476	.19	999	.12	-52

Total interest-bearing deposits	40,129	.30	38,262	.42	39,693	.33	5	1	39,911	.31	36,728	.44	9

Short-term borrowings	875	.16	707	.08	828	.15	24	6	852	.15	1,024	.13	-17
Long-term borrowings	6,102	3.90	7,076	3.48	6,507	3.78	-14	-6	6,304	3.84	7,222	3.37	-13

Total interest-bearing liabilities	47,106	.76	46,045	.89	47,028	.80	2	—	47,067	.78	44,974	.90	5

Noninterest-bearing deposits	21,401		16,195		19,598		32	9	20,499		15,353		34

Other liabilities	2,044		1,402		2,024		46	1	2,034		1,302		56

Total liabilities	70,551		63,642		68,650		11	3	69,600		61,629		13

Shareholders' equity	9,536		8,812		9,376		8	2	9,456		8,633		10

Total liabilities and shareholders' equity	$80,087		72,454		78,026		11%	3%	$79,056		70,262		13%

Net interest spread		3.49		3.51		3.44				3.46		3.59
Contribution of interest-free funds		.25		.24		.25				.25		.24
Net interest margin		3.74%		3.75%		3.69%				3.71%		3.83%

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17-17-17-17-17

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended June 30		Six months ended June 30
	2012	2011	2012	2011
Income statement data
In thousands, except per share
Net income
Net income	$233,380	322,358	$439,843	528,631
Amortization of core deposit and other intangible assets (1)	9,709	8,974	19,949	16,452
Merger-related gain (1)	—	(64,930)	—	(64,930)
Merger-related expenses (1)	4,344	23,085	6,001	25,694

Net operating income	$247,433	289,487	$465,793	505,847

Earnings per common share
Diluted earnings per common share	$1.71	2.42	$3.20	4.02
Amortization of core deposit and other intangible assets (1)	.08	.07	.16	.13
Merger-related gain (1)	—	(.52)	—	(.53)
Merger-related expenses (1)	.03	.19	.05	.21

Diluted net operating earnings per common share	$1.82	2.16	$3.41	3.83

Other expense
Other expense	$627,392	576,895	$1,267,087	1,076,466
Amortization of core deposit and other intangible assets	(15,907)	(14,740)	(32,681)	(27,054)
Merger-related expenses	(7,151)	(36,996)	(9,879)	(41,291)

Noninterest operating expense	$604,334	525,159	$1,224,527	1,008,121

Merger-related expenses
Salaries and employee benefits	$3,024	15,305	$4,997	15,312
Equipment and net occupancy	—	25	15	104
Printing, postage and supplies	—	318	—	465
Other costs of operations	4,127	21,348	4,867	25,410

Total	$7,151	36,996	$9,879	41,291

Efficiency ratio
Noninterest operating expense (numerator)	$604,334	525,159	$1,224,527	1,008,121

Taxable-equivalent net interest income	654,628	592,670	1,281,722	1,167,801
Other income	391,650	501,656	768,373	816,076
Less: Gain (loss) on bank investment securities	(408)	110,744	(363)	150,097
Net OTTI losses recognized in earnings	(16,173)	(26,530)	(27,659)	(42,571)
Merger-related gain	—	64,930	—	64,930

Denominator	$1,062,859	945,182	$2,078,117	1,811,421

Efficiency ratio	56.86%	55.56%	58.92%	55.65%

Balance sheet data
In millions
Average assets
Average assets	$80,087	72,454	$79,056	70,262
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(151)	(165)	(159)	(142)
Deferred taxes	44	42	46	31

Average tangible assets	$76,455	68,806	$75,418	66,626

Average common equity
Average total equity	$9,536	8,812	$9,456	8,633
Preferred stock	(868)	(716)	(867)	(730)

Average common equity	8,668	8,096	8,589	7,903
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(151)	(165)	(159)	(142)
Deferred taxes	44	42	46	31

Average tangible common equity	$5,036	4,448	$4,951	4,267

At end of quarter
Total assets
Total assets	$80,808	77,727
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(143)	(210)
Deferred taxes	41	60

Total tangible assets	$77,181	74,052

Total common equity
Total equity	$9,630	9,244
Preferred stock	(868)	(861)
Undeclared dividends - cumulative preferred stock	(4)	(3)

Common equity, net of undeclared cumulative preferred dividends	8,758	8,380
Goodwill	(3,525)	(3,525)
Core deposit and other intangible assets	(143)	(210)
Deferred taxes	41	60

Total tangible common equity	$5,131	4,705

(1)	After any related tax effect.

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18-18-18-18-18

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011
Income statement data
In thousands, except per share
Net income
Net income	$233,380	206,463	147,740	183,108	322,358
Amortization of core deposit and other intangible assets (1)	9,709	10,240	10,476	10,622	8,974
Merger-related gain (1)	—	—	—	—	(64,930)
Merger-related expenses (1)	4,344	1,657	10,194	16,266	23,085

Net operating income	$247,433	218,360	168,410	209,996	289,487

Earnings per common share
Diluted earnings per common share	$1.71	1.50	1.04	1.32	2.42
Amortization of core deposit and other intangible assets (1)	.08	.08	.08	.08	.07
Merger-related gain (1)	—	—	—	—	(.52)
Merger-related expenses (1)	.03	.01	.08	.13	.19

Diluted net operating earnings per common share	$1.82	1.59	1.20	1.53	2.16

Other expense
Other expense	$627,392	639,695	739,583	662,019	576,895
Amortization of core deposit and other intangible assets	(15,907)	(16,774)	(17,162)	(17,401)	(14,740)
Merger-related expenses	(7,151)	(2,728)	(16,393)	(26,003)	(36,996)

Noninterest operating expense	$604,334	620,193	706,028	618,615	525,159

Merger-related expenses
Salaries and employee benefits	$3,024	1,973	534	285	15,305
Equipment and net occupancy	—	15	189	119	25
Printing, postage and supplies	—	—	1,475	723	318
Other costs of operations	4,127	740	14,195	24,876	21,348

Total	$7,151	2,728	16,393	26,003	36,996

Efficiency ratio
Noninterest operating expense (numerator)	$604,334	620,193	706,028	618,615	525,159

Taxable-equivalent net interest income	654,628	627,094	624,566	623,265	592,670
Other income	391,650	376,723	398,454	368,382	501,656
Less: Gain (loss) on bank investment securities	(408)	45	1	89	110,744
Net OTTI losses recognized in earnings	(16,173)	(11,486)	(24,822)	(9,642)	(26,530)
Merger-related gain	—	—	—	—	64,930

Denominator	$1,062,859	1,015,258	1,047,841	1,001,200	945,182

Efficiency ratio	56.86%	61.09%	67.38%	61.79%	55.56%

Balance sheet data
In millions
Average assets
Average assets	$80,087	78,026	78,393	76,908	72,454
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(151)	(168)	(185)	(202)	(165)
Deferred taxes	44	48	54	58	42

Average tangible assets	$76,455	74,381	74,737	73,239	68,806

Average common equity
Average total equity	$9,536	9,376	9,413	9,324	8,812
Preferred stock	(868)	(866)	(864)	(862)	(716)

Average common equity	8,668	8,510	8,549	8,462	8,096
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(151)	(168)	(185)	(202)	(165)
Deferred taxes	44	48	54	58	42

Average tangible common equity	$5,036	4,865	4,893	4,793	4,448

At end of quarter
Total assets
Total assets	$80,808	79,187	77,924	77,864	77,727
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(143)	(160)	(176)	(193)	(210)
Deferred taxes	41	46	51	55	60

Total tangible assets	$77,181	75,548	74,274	74,201	74,052

Total common equity
Total equity	$9,630	9,429	9,271	9,375	9,244
Preferred stock	(868)	(867)	(865)	(863)	(861)
Undeclared dividends - cumulative preferred stock	(4)	(3)	(3)	(3)	(3)

Common equity, net of undeclared cumulative preferred dividends	8,758	8,559	8,403	8,509	8,380
Goodwill	(3,525)	(3,525)	(3,525)	(3,525)	(3,525)
Core deposit and other intangible assets	(143)	(160)	(176)	(193)	(210)
Deferred taxes	41	46	51	55	60

Total tangible common equity	$5,131	4,920	4,753	4,846	4,705

(1)	After any related tax effect.

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